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                                                                   EXHIBIT 10.1


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                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                        VOICESTREAM WIRELESS CORPORATION,

                 HUTCHISON TELECOMMUNICATIONS PCS (USA) LIMITED

                                       and

                              OMNIPOINT CORPORATION

                            Dated as of June 23, 1999





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                          SECURITIES PURCHASE AGREEMENT

               SECURITIES PURCHASE AGREEMENT, dated as of June 23, 1999 (the "Agreement"), by and among Omnipoint Corporation, a Delaware corporation ("Issuer"), VoiceStream Wireless Corporation, a Washington corporation ("VoiceStream") and Hutchison Telecommunications PCS (USA) Limited, a British Virgin Islands corporation ("HPCS"). VoiceStream and HPCS are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers".

                              W I T N E S S E T H :

               WHEREAS, upon the terms and conditions set forth in this Agreement, Issuer has determined to issue and sell, and Purchasers have determined to purchase, 12,500 shares of Issuer's Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock").

               WHEREAS, concurrently herewith, Issuer and VoiceStream are entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), pursuant to which, among other things, wholly owned subsidiaries of VoiceStream Wireless Holding Corporation, a Delaware corporation ("VWHC"), will be merged with and into each of Issuer and VoiceStream; and

               WHEREAS, it is a condition to the purchase and sale of the Preferred Stock hereunder that the Reorganization Agreement continue to be in full force and effect on the initial closing date of such purchase and sale of Preferred Stock.

               NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

I       DEFINITIONS

        SECTION 1.1 (a) Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Reorganization Agreement.

               (b) The following terms as used herein have the following meanings:

               "Anniversary" means each one-year period measured from the date of this Agreement.

               "Common Stock" means the Common Stock, par value $0.01 per share, of Issuer.

               "Registrable Securities" means (i) shares of Common Stock beneficially owned by Purchasers and (ii) shares of Common Stock issued to Purchasers upon the conversion of shares of Preferred Stock and, in each case, any shares into which such shares are subdivided, combined or otherwise converted by Issuer.

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               "Securities Act" means the Securities Act of 1933, as amended.

               (c) Each of the following terms is defined in the Section set forth opposite such term:

               Agreement..............................................Preamble
               Company Indemnitee.......................................7.8(b)
               Demand Registration......................................7.1(a)
               HPCS...................................................Preamble
               Indemnified Party..........................................11.3
               Initial Closing.............................................3.1
               Initial Closing Date........................................3.1
               Initial Shares..............................................2.1
               Issuer.................................................Preamble
               Losses.....................................................11.3
               Maturity....................................................2.5
               Offerors.................................................7.1(a)
               Other Registrable Securities.............................7.1(a)
               Preferred Stock........................................Preamble
               Purchaser..............................................Preamble
               Purchaser Indemnitee.....................................7.8(a)
               Reduced Conversion Price....................................2.4
               Registration Expenses....................................7.7(a)
               Remaining Preferred Shares..................................2.5
               Reorganization Agreement...............................Preamble
               Subsequent Closing..........................................3.2
               Subsequent Closing Date.....................................3.2
               Subsequent Shares...........................................2.2
               VWHC...................................................Preamble
               VoiceStream............................................Preamble

               (d) Unless the context otherwise requires, the terms defined in this Article I or elsewhere in this Agreement shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule, respectively, of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate.

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II      PURCHASE AND SALE OF PREFERRED STOCK

        SECTION 2.1 Initial Closing. Subject to the terms and conditions of this Agreement, at the Initial Closing, Issuer will issue, sell and deliver 4,271 shares of Preferred Stock to VoiceStream and 4,271 shares of Preferred Stock to HPCS (collectively, the "Initial Shares") for a purchase price of $24,000 per share payable to Issuer on the Initial Closing Date.

        SECTION 2.2 Subsequent Closing. Subject to the terms and conditions of this Agreement, at the Subsequent Closing, Issuer will issue, sell and deliver 1,979 shares of Preferred Stock to VoiceStream and 1,979 shares of Preferred Stock to HPCS (collectively, the "Subsequent Shares"), for a purchase price of $24,000 per share payable to Issuer on the Subsequent Closing Date.

        SECTION 2.3 Use of Proceeds. Issuer shall use the proceeds from the sale of the Initial Closing Shares and the Subsequent Closing Shares for working capital purposes.

        SECTION 2.4 Terms of Preferred Stock. The Preferred Stock is convertible at any time or from time to time into Common Stock at the conversion price of $24 per share of Common Stock; provided, however, that the conversion price shall be reduced to $18.50 per share of Common Stock (the "Reduced Conversion Price") if the mergers contemplated by the Reorganization Agreement are not consummated and are terminated by reason of (i) a breach by Issuer of its covenants, agreements or obligations under the Reorganization Agreement or (ii) any representation or warranty of Issuer under the Reorganization Agreement being untrue in any material respect; provided, however, that conversion may not occur until any applicable waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated hereby shall have expired or been terminated. In the event that the conversion of the Preferred Stock into Common Stock occurs at the Reduced Conversion Price, the number of shares of Preferred Stock so converted shall not exceed that number of shares which may be converted into Common Stock in accordance with the regulations and rulings of the Federal Communications Commission ("FCC") and applicable law. In the event that, after giving effect to such conversion at the Reduced Conversion Price, there are shares of Preferred Stock remaining which could not be so converted (such remaining amount, the "Remaining Preferred Shares"), the Remaining Preferred Shares shall, at the option of Purchasers, either remain outstanding or be redeemed by Issuer through the issuance of indebtedness to the Purchasers. Such indebtedness shall be senior unsecured debt of Issuer, shall bear interest at an annual rate of 7%, and shall mature on September 30, 2006 (the "Maturity"). There shall be no payments of interest or principal on such debt until the Maturity. Such debt shall not contain any covenants (other than the obligation to repay in accordance with the terms thereof) and shall only be accelerated upon a bankruptcy or insolvency event of Issuer or upon acceleration of Issuer's high yield indebtedness. In the event that the Remaining Preferred Shares (or the indebtedness which was issued in order to redeem the Remaining Preferred Shares) can, in accordance with the regulations and rulings of the FCC and applicable law, be converted into Common Stock then the Purchasers may convert such Remaining Preferred Shares or indebtedness into Common Stock.

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III     CLOSINGS

        SECTION 3.1 Time and Place of Initial Closing. Subject to the conditions set forth in Section 9.1, the closing of the transactions contemplated by
Section 2.1 (the "Initial Closing") shall take place at the offices of Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, New York, at 10:00 a.m. local time on the date hereof (the "Initial Closing Date"). At the Initial Closing, Issuer shall deliver to Purchasers duly executed and issued stock certificates evidencing the Initial Shares purchased thereby against payment of the purchase price therefor by wire transfer of immediately available funds to the account specified therefor by Issuer, one-half of which purchase price shall be paid on the Initial Closing Date and one-half of which shall be paid on the first Business Day following the Initial Closing Date.

        SECTION 3.2 Time and Place of Subsequent Closing. The closing of the transactions contemplated by Section 2.2 (the "Subsequent Closing") shall take place at the offices of Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, New York, at 10:00 a.m. local time on October 1, 1999, provided that the conditions set forth in Section 9.3 are satisfied, or such later date on which the conditions set forth in Section 9.3 are satisfied (such earlier date, the "Subsequent Closing Date") or waived by Purchasers or at such other place and/or time and/or on such other date as the parties may agree; provided, however, that if the Subsequent Closing Date has not occurred on or before December 31, 1999, Purchasers' obligations hereunder may be terminated by Purchasers. In the event the Reorganization Agreement has been terminated as a result of a breach of such Reorganization Agreement by Issuer, Purchasers shall have the right but not the obligation to acquire the Subsequent Shares. At the Subsequent Closing, Issuer shall deliver to Purchasers duly executed and issued stock certificates evidencing the Subsequent Shares purchased thereby against payment of the purchase price therefor by wire transfer of immediately available funds to the account specified therefor by Issuer.

IV      REPRESENTATIONS AND WARRANTIES OF ISSUER

        SECTION 4.1 Representations and Warranties of Issuer.

               (a) Incorporation of Representations and Warranties in Reorganization Agreement. The representations and warranties of Issuer set forth in Section 4 of the Reorganization Agreement (together with the Disclosure Schedule) are hereby incorporated herein by reference, and are hereby made by Issuer to Purchasers as of the date hereof and the Initial Closing Date, in their entirety with the same force and effect.

               (b) Additional Representations and Warranties. Issuer hereby represents and warrants to Purchasers as of the date hereof, the Initial Closing Date and the Subsequent Closing Date that the shares of Preferred Stock being issued to Purchasers hereunder, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of any Liens, and shall not be subject to any preemptive rights of the holders of any other class or series of the capital stock of Issuer. The shares of Common

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Stock issued upon conversion of the Preferred Stock, when issued pursuant to the terms thereof, will be validly issued, fully paid and nonassessable, and will be free and clear of any Liens.

               (c) Power and Authority; No Violation. The Issuer has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Issuer and this Agreement constitutes a legal, valid and binding obligation of Issuer enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by Issuer will, with or without the giving of notice or the passage of time, or both, (i) conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (A) any provision of the certificate of incorporation, by-laws, stockholders agreements or other constituent documents of Issuer; (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which Issuer is a party or by which Issuer or its property may be bound or affected; or (C) any law, order, judgment, ordinance, rule, regulation or decree to which Issuer is a party or by which it or its property is bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to any interest, or any properties or assets, of Issuer. No permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with any governmental or regulatory authority or agency or third party is required to be obtained or made by Issuer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby in order to (A) render this Agreement or the transactions contemplated hereby or thereby valid and effective and (B) enable Issuer to sell the Purchased Shares (including shares of Common Stock into which such shares may be converted).

               (d) Legal Matters. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Issuer threatened, against or relating to the right of Issuer to perform its obligations under this Agreement, nor does Issuer know or have reason to be aware of any basis for the same. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal applicable to Issuer or binding upon it or its property which would individually or in the aggregate impair in any material respect the performance of the obligations of Issuer hereunder or the consummation of the transactions contemplated by this Agreement other than orders or decrees involving the wireless telephone industry in general.

               (e) Truth and Correctness. No representation or warranty by Issuer in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.


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               (f) Investment Company Act. Issuer is not an "investment company"
within the meaning of the Investment Company Act of 1940, as amended.

               (g) No Brokers. Except as set forth on Schedule 4.1(g) hereto, no agent, broker, investment banker, person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of Issuer or an Affiliate thereof, and Issuer hereby agrees to indemnify the Investor and agrees to hold harmless the Investor against and in respect of any claims for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of Issuer or an Affiliate thereof.

               (h) Reports and Financial Statements. The Issuer has filed all reports required to be filed with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "SEC Reports"). None of such SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Issuer and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. All such SEC Reports, as of their respective dates (as amended through the date hereof), complied in all material respects with the requirements of the Exchange Act.

V       REPRESENTATIONS AND WARRANTIES OF PURCHASERS

               Each Purchaser, as to itself only, hereby represents and warrants to Issuer (as of the date hereof, the Initial Closing Date and the Subsequent Closing Date):

        SECTION 5.1 Authorization. It has the full power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and binding obligation of it enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles of general applicability. The execution, delivery and performance of this Agreement by it do not (a) violate any provision of its certificate of incorporation, by-laws or other constituent documents, (b) conflict with or constitute a default under any material agreement, indenture or instrument to which it is a party or by which it or its property is bound or (c) violate any statute or order of any court or Governmental Body applicable to it, except in each case set forth in clauses (b) or (c) which would not reasonably be expected to
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have a material adverse effect on its business taken as a whole or the transactions contemplated hereby.

        SECTION 5.2 Investment Representations. It is an Accredited Investor within the definition set forth in Rule 501(a) of the Securities Act. It is acquiring the shares of Preferred Stock it is purchasing hereunder for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein, in violation of state or federal law. It understands that such shares have not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereof, that such shares of Preferred Stock have not been registered under applicable state securities laws by reason of their issuance in a transaction exempt from such registration requirements, and that such shares of Preferred Stock may not be sold or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or exempted from registration therefrom.

        SECTION 5.3 Additional HPCS Representation and Agreement. HPCS represents, warrants and agrees to Issuer that either (a) immediately before the closing of the transactions described in the Reorganization Agreement, HPCS will directly own at least 3.5 million shares of VoiceStream Common Stock, no par value, and all the shares of the Preferred Stock (or the Common Stock into which it was converted) issued pursuant to this Agreement, or (b) at the closing of such transactions, HPCS shall be the purchaser of the shares of capital stock of VWHC issued pursuant to the Stock Subscription Agreement dated June 23, 1999, and, immediately prior to the exchange of such shares as contemplated by the Reorganization Agreement, the holder of all the Preferred Stock (or the Common Stock into which it was converted) issued pursuant to this Agreement.

VI      BOARD OF DIRECTORS

        SECTION 6.1 Board of Directors. From and after the date when any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated hereby shall have expired or been terminated, for so long as Purchasers beneficially own at least seven and one-half percent (7 1/2%) of Issuer's outstanding equity securities, and provided that the Preferred Stock has been converted into Common Stock, Purchasers shall have the right to jointly designate one person to serve on the Board of Directors. Issuer agrees, and Issuer confirms that, by the approval of this Agreement by the Board of Directors, the Board of Directors has agreed to take all actions necessary to promptly cause the election to the Board of Directors of any Person so designated by Purchasers in accordance with this
Section 6.1, including expanding the number of members of the Board of Directors to accommodate the addition of such Person who is elected to the Board of Directors and including, recommending for election, any such Person so nominated by Purchasers in any slate of directors set forth in any proxy materials sent to Issuer's stockholders in respect of any future annual meeting.


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VII     REGISTRATIONS RIGHTS

        SECTION 7.1 Demand Registrations.

               (a) Right to Demand Registration. At any time on and after the earliest to occur of (i) the termination of the Reorganization Agreement, (ii) any breach by Issuer of its obligations under this Agreement or the Reorganization Agreement and (iii) June 30, 2000, the holders of not less than twenty (20%) percent of the Registrable Securities, as the case may be (collectively, the "Offerors"), may request registration under the Securities Act of all or part of their Registrable Securities. Within seven days after receipt of any such request, Issuer will give written notice of such request to all other holders of securities of the Issuer entitled to notice of or the right to participate in such registrations ("Other Registrable Securities") and will include in such registration all Other Registrable Securities with respect to which Issuer has received written requests for inclusion therein within 20 days after the receipt of Issuer's notice. A registration requested pursuant to this
Section 7.1(a) is referred to herein as a "Demand Registration". A Demanding Stockholder may make a written request for a Demand Registration in accordance with the foregoing in respect of equity securities of Issuer that it intends to convert into shares of Common Stock upon the effectiveness of the Registration Statement prepared in connection with such demand, and Issuer shall fulfill its obligations under this Section 7.1(a) in a manner that permits such Demanding Stockholder to exercise its conversion rights in respect of such equity securities and substantially contemporaneously sell the shares of Common Stock issuable upon such conversion under such Registration Statement.

               A request pursuant to this Section shall state the number of Registrable Securities requested to be registered, the intended method of disposition thereof and the jurisdictions in which registration is desired. In connection with any registration subject to this Section 7.1(a), the holders of Registrable Securities included in such registration shall enter into such underwriting, lock-up and other agreements, and shall execute and complete such questionnaires and other documents, as are customary in a primary offering.

               (b) Number of Demand Registrations. The holders of Registrable Securities will be entitled to request four (4) Demand Registrations, and Issuer will pay all Registration Expenses in connection therewith. A registration will not constitute a Demand Registration (i) until it has become effective, (ii) if the Offerors for such registration are not able to sell at least 80% of the Registrable Securities requested to be included in such registration, or (iii) if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court.

               (c) Priority on Demand Registrations. Issuer will not include in any Demand Registration any securities which are not Registrable Securities or Other Registrable Securities without the written consent of the Offerors not to be unreasonably withheld (and the Offerors may not withhold their written consent if the Demand Registration is an underwritten offering and the managing underwriters advise Issuer and the Offerors in writing that in their opinion the number of


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Registrable Securities and other securities requested to be included therein does not exceed the number of securities which can be sold in such offering without materially adversely affecting such sale). If Other Registrable Securities are permitted to be included in a Demand Registration which is an underwritten offering and the managing underwriters advise Issuer in writing that in their opinion the number of Registrable Securities and Other Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without materially adversely affecting such sale, Issuer will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such managing underwriters can be sold, pro rata among the respective holders of such Registrable Securities on the basis of the amount of such securities owned.

               (d) Restrictions on Demand Registrations. Issuer may postpone for up to three months in the aggregate during any twelve month period any filing or the effectiveness of any registration statement for a Demand Registration if the Board of Directors of Issuer determines (and Issuer so certifies by written notice to the Offerors) that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan by Issuer or any of its Subsidiaries to engage in any material corporate transaction; provided that in such event, the Offerors initiating the request for such Demand Registration will be entitled to withdraw such request.

               (e) Selection of Underwriters. In the case of a Demand Registration, the Offerors will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to Issuer's approval which will not be unreasonably withheld.

        SECTION 7.2 Piggyback Registrations.

               (a) Right to Piggyback Registrations. Whenever Issuer proposes to register any of its Capital Stock under the Securities Act, Issuer will give prompt written notice (in any event within ten business days after its receipt of notice of any exercise of other demand registration rights) to the holders of Registrable Securities of its intention to effect such a registration and will use its best efforts to include in such registration all Registrable Securities with respect to which Issuer has received written requests for inclusion therein within 20 days after the receipt of Issuer's notice by such holders (or at such later time if Issuer and the process of such registration will not be materially prejudiced thereby). A request pursuant to this Section 7.2(a) shall state the number of Registrable Securities requested to be registered. In connection with any registration subject to this Section 7.2(a), the holders of Registrable Securities included in such registration shall enter into such underwriting, lock-up and other agreements, and shall execute and complete such questionnaires and other documents, as are customary in a secondary offering. Issuer shall have the right to terminate or withdraw any registration initiated by it under this
Section 7.2(a) prior to the effectiveness of such registration whether or not any holders of Registrable Securities have elected to include any securities in such registration. All registrations requested pursuant to this Section 7.2(a) are referred to herein as "Piggyback Registrations". No registration effected under this Section 7.2 shall relieve Issuer of its obligation to effect a Demand Registration pursuant to Section 7.1.


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

               (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Issuer, and the managing underwriters advise Issuer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting such offering, Issuer will include in such registration (regardless of whether any holder initially requested such registration) (i) first, the securities Issuer proposes to sell and (ii) second, Registrable Securities and all Other Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares owned by such holders.

               (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Issuer's securities (and in which Issuer is not issuing any securities under such registration), and the managing underwriters advise Issuer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting such offering, Issuer will include in such registration (i) first, the securities requested to be included in such registration by the holder or holders who requested such registration (such holders being entitled to participate in accordance with the relative priorities, if any, as may exist among them) and (ii) second, Registrable Securities and all Other Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares owned by such holders.

               (d) Selection of Underwriters. In the case of a Piggyback Registration which is a primary registration on behalf of Issuer, Issuer will have the right to select any investment banker(s) and manager(s) of nationally recognized standing to administer the offering.

        SECTION 7.3 No Inconsistent Agreement. Any right given by Issuer to any holder or prospective holder of Issuer's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the rights of the holders of Registrable Securities provided in this Agreement and shall not materially adversely affect the right of the holders of Registrable Securities to participate in Piggyback Registrations in the manner set forth in this Agreement. Notwithstanding anything to the contrary set forth in this Article VII, the parties hereto agree to promptly incorporate the provisions of this Article VII into the existing Amended and Restated Registration Rights Agreement, dated June 29, 1995, to which Issuer is a party, it being understood that such incorporation shall not in any material way impair the registration rights set forth in this Article VII.

        SECTION 7.4 Lockup Agreement.

               (a) Each Purchaser agrees, and prior to transferring Registrable Securities will cause its proposed transferee to agree, if requested by Issuer and the managing underwriters of Registrable Securities, not to sell or otherwise transfer or dispose of (other than by private placement) any other Registrable Securities (or other securities) of Issuer ten days prior to or during the 90-day period following the effective date of a registration statement of Issuer filed under the Securities Act, provided that all officers, directors and stockholders owning four percent (4%) or more (on a fully diluted basis, treating all outstanding options, rights and warrants to acquire equity


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securities of Issuer as fully exercised, and treating all securities convertible into or exchangeable for equity securities of Issuer as fully converted or exchanged) of Issuer's equity securities shall enter into similar agreements. Such agreement shall be in writing in a form satisfactory to Issuer and such underwriter. Issuer may impose stop transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period.

               (b) Issuer agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form or forms not available for registering capital stock for sale to the public at large), unless all of the Registrable Securities included in such Registration have been sold and (ii) to cause each holder of at least 25% of its equity securities acquired from Issuer (other than a holder that acquired such securities in a registered public offering or in open market transactions, unless such holder owned beneficially five percent or more of Issuer's equity securities prior to such public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless all of the Registrable Securities included in such Registration have been sold.

        SECTION 7.5 Termination of Certain Rights and Obligations. Notwithstanding the foregoing provisions of this Agreement, the rights to registration pursuant to Sections 7.1 and 7.2, the obligations of Purchasers pursuant to Section 7.4(a), and the obligations of Issuer and the holders of 25% or more of its equity securities pursuant to Section 7.4(b) shall terminate as to any particular Registrable Securities that shall have been (a) sold in a registered public offering, (b) sold through a broker, dealer or underwriter in a public distribution or a public securities transaction in which the transferee receives a certificate without a securities legend or (c) sold or distributed pursuant to Rule 144.

        SECTION 7.6 Registration Procedures. Whenever the Offerors have requested that any Registrable Securities be registered pursuant to this Agreement, Issuer will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Issuer will expeditiously:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for a period of not less than three months; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Issuer will furnish to the counsel selected by the Offerors requesting such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before such filing is made, and Issuer will comply with any reasonable request made by such counsel to make changes to the extent such documents do not comply in all material respects with the Securities Act;

               (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than three months and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (c) furnish to each seller of Registrable Securities such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus) and such other customary documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to service of process except as required by the securities or blue sky laws in any such jurisdiction);

               (e) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of Issuer's becoming aware that the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the written request of any such seller, Issuer will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (f) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed or quoted on the principal securities exchange or national automated quotation system on which similar securities issued by Issuer are then listed or quoted or, if not then listed or quoted, use its best efforts to cause such Registrable Securities to be listed on a national securities exchange or quoted on a national automated quotation system;

               (g) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

               (h) in the event the offering is an underwritten offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for Issuer in customary form and covering such matters of the type customarily covered by such letters;

               (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

               (j) upon execution and delivery of such customary confidentiality agreements as Issuer shall reasonably request, make available for inspection by any seller of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Issuer, and cause Issuer's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               Issuer will make generally available to the holders of Registrable Securities an earnings statement (which need not be audited) for the twelve months beginning after the effective date of a registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy Section 11(a) of the Securities Act.

               Issuer will, at all times after Issuer has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to be eligible to sell Registrable Securities pursuant to

        (i) Rule 144 adopted by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the SEC. Upon request, Issuer will deliver to holders of Registrable Securities a written statement as to whether it has complied with such requirements.

        SECTION 7.7 Registration Expenses.

               (a) All expenses incident to Issuer's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Issuer and all independent certified public accountants (including, but not limited to, fees and disbursements relating to the "cold comfort" letter described in Section 7.6(h)) and other Persons retained by Issuer (all such expenses being herein called "Registration Expenses"), provided that discounts and commissions to underwriters shall not be considered Registration Expenses for purposes of this Agreement, will be borne by Issuer as provided in this Agreement, except that Issuer will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Issuer are then listed or on a national automated quotation system.

               (b) In connection with each Demand Registration and Piggyback Registration, Issuer will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

               (c) To the extent expenses are not required to be paid by Issuer, each holder of securities included in any registration hereunder will pay those expenses allocable to the registration of such holder's securities so included, and any expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

        SECTION 7.8 Indemnification.

               (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Issuer agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities covered by the applicable registration statement, its respective officers, directors shareholders or general or limited partners or members and each Person who controls such holder within the meaning of the Securities Act (each, a "Purchaser Indemnitee"), as follows:

                       (i) against all losses, claims, damages, liabilities and expenses to which a Purchaser Indemnitee may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto relating to such securities or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as the same are caused by or contained in any information furnished in writing to Issuer by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Issuer has furnished such holder with a sufficient number of copies of the same;

                      (ii) against all losses, claims, damages, liabilities and expenses to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement of a material fact or omission of a material fact, or any such alleged untrue statement of a material fact or omission of a material fact, if such settlement is effected with the prior written consent of Issuer, except insofar as the same are caused by or contained in any information furnished in writing to Issuer by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Issuer has furnished such holder with a sufficient number of copies of the same; and

                     (iii) against all expenses reasonably incurred by such holder in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement of a material fact or omission of a material fact, or any such alleged untrue statement of a material fact or omission of a material fact, to the extent that any such expense is not paid under clause (i) or (ii) above, except insofar as the same are caused by or contained in any information furnished in writing to Issuer by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Issuer has furnished such holder with a sufficient number of copies of the same.

In connection with an underwritten offering, Issuer will indemnify such underwriters, their officers and directors and each Person who controls such underwriters within the meaning of the Securities Act to the same extent as provided above with respect to the indemnification of the Purchaser Indemnitees.

               (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to Issuer in writing such information and affidavits as Issuer reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Issuer, its directors and officers and each Person who controls Issuer within the meaning of the Securities Act (each, an "Issuer Indemnitee") against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in the preparation of such registration statement, prospectus or preliminary prospectus; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement, prospectus or preliminary prospectus.

               (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified hereunder by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim in which case such indemnified party shall have the right to employ one counsel. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

               (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Issuer also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Issuer's indemnification is unavailable for any reason.

        SECTION 7.9 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section
7.8 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnity agreement incurred by any Purchaser Indemnitee, any Company Indemnitee and one or more of the underwriters, except to the extent that contribution is not permitted under
Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the parties' relative fault concerning the matter with respect to which the claim was asserted, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. Issuer and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 7.8 were available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Issuer and each such seller agree with each other, and the underwriters of the Registrable Securities if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 7.9, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of Issuer who signed the registration statement, and each Person, if any, who controls Issuer or a seller of Registrable Securities within the meaning of
Section 15 of the Securities Act, shall have the same rights to contribution as Issuer or a seller of Registrable Securities, as the case may be.

        SECTION 7.10 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        SECTION 7.11 Recapitalization of Nonvoting Stock. At any time any holder of non-voting Registrable Securities wishes to sell such shares pursuant to a public offering of shares of voting common stock, Issuer shall cause such shares to be recapitalized into or exchanged for shares of voting common stock, such recapitalization or exchange to become effective at such time as the registration statement pertaining to such shares has been filed with and declared effective by the SEC.

        SECTION 7.12 Adjustments Affecting Registrable Securities. Issuer will not take any action, or permit any change to occur, with respect to its securities which would materially adversely affect the ability of the Offerors to include their Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares), except as contemplated by the Reorganization Agreement.

VIII    ADDITIONAL RIGHTS AND COVENANTS

        SECTION 8.1 Cooperation and Full Access. Issuer shall give to Purchasers and their respective counsel, accountants, advisers and other representatives, full access at all times during reasonable business hours and on reasonable notice, to all the offices, properties, contracts, books, records, personnel and affairs of Issuer or in any way relating to or connecting with the business or its assets, including, such access as may be requested to allow Purchasers to satisfy themselves that the conditions to the Subsequent Closing set forth herein have been or will be satisfied and complied with. Issuer shall furnish, and shall direct its independent accountants and legal counsel to furnish, to Purchasers all such documents and information concerning the assets, properties, liabilities and affairs of Issuer as Purchasers may from time to time reasonably request.

        SECTION 8.2 Transactions, Agreements, etc. Except as expressly provided in the Reorganization Agreement, Issuer shall not enter into any transaction or contract or take (or omit to take) any action which would, or is reasonably likely to, (i) result in any of Issuer's representations or warranties contained in this Agreement not being true and correct as of the Subsequent Closing Date or (ii) prevent Issuer from performing, satisfying and complying with all of its covenants and agreements contained in this Agreement.

        SECTION 8.3 Standstill. From and after the date hereof through the fifth
(5th) Anniversary of the date of the award to Issuer or its subsidiaries of the last of the licenses for which Issuer was the high bidder in the FCC reauctions of C Block licenses completed in April 1999, Purchasers agree that they will not, without the prior consent of Issuer, seek to acquire, offer to acquire or agree to acquire any equity securities of Issuer that would result in Purchasers' aggregate ownership of equity securities of Issuer exceeding fifteen (15%) of Issuer's outstanding equity securities (except by way of stock dividends or other distributions made on a pro rata basis to all holders of the equity securities held by Purchasers) to the extent the acquisition of such equity securities would result in Issuer violating the Communications Act as in effect on the date of such acquisition.

IX      CLOSING CONDITIONS

        SECTION 9.1 Conditions to Purchasers' Obligations at the Initial Closing. The obligations of Purchasers under Section 2.1 of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions, any of which may be waived by Purchasers in writing:

               (a) Representations and Warranties. The representations and warranties of Issuer contained in Section 4.1 hereof shall be true and correct on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the Initial Closing Date.

               (b) Performance. Issuer shall have executed and delivered certificates representing the Initial Shares, and shall have performed and complied with all agreements, covenants and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

               (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers and their counsel, and Purchasers shall have received all such counterpart original, certified and other copies of such documents as Purchasers may reasonably request.

               (d) No Adverse Action. There shall not have been adopted or enacted any statute, rule or regulation prohibiting or imposing any material condition on the transactions contemplated by this Agreement, nor shall there have been instituted or pending any action or proceeding by or before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority, nor shall there be any determination by any government, governmental authority, regulatory or administrative agency or commission which, in either case, seeks to restrain, enjoin or impose any material condition on the transactions contemplated by this Agreement or the Reorganization Agreement, or would require Issuer or Purchasers, in the reasonable opinion of Purchasers, to take any action or do anything in connection with the foregoing that may reasonably be expected to have a material adverse effect to their respective businesses or materially impair the ownership or operation of all or a material portion of the business, assets or properties presently owned by Issuer or any of its Subsidiaries or to be acquired by Purchasers pursuant to the Reorganization Agreement.

               (e) Opinion of Company Counsel. Purchasers shall have received from Piper & Marbury L.L.P., counsel to Issuer, a legal opinion addressed to Purchasers, dated as of the Initial Closing Date, in the form and substance reasonably satisfactory to Purchasers.

               (f) Consents. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any governmental authority or any other party on the part of Issuer required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

               (g) Secretary's Certificate. Purchasers shall have received a Certificate of the Secretary of Issuer (i) certifying that no document has been filed relating to or affecting the Charter of Issuer after the date of the Certificate of the Secretary of State of the State of Delaware delivered pursuant to clause (iii) of this subsection, (ii) certifying the names and true signatures of each officer of Issuer who has been authorized to execute and deliver this Agreement and any other document delivered by Issuer pursuant to the Initial Closing, (iii) attaching thereto a copy of the Charter certified as of a recent date by the Secretary of State of Delaware, and a true and complete copy of Bylaws of Issuer, as in full force and effect at the Initial Closing Date and (iv) attaching copies of resolutions duly adopted by the Board of Directors (and stockholders, if applicable) authorizing the execution and delivery of this Agreement and each of the other documents delivered by Issuer pursuant to the Initial Closing, the issuance, delivery and sale of the Initial Shares and the performance of the transactions contemplated by this Agreement, and certifying that such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended as of the Initial Closing Date.

               (h) Additional Documents. Purchasers shall have received such certificates, documents and information as they may reasonably request in order to establish satisfaction of the conditions set forth in this Section 9.1.

        SECTION 9.2 Conditions to Issuer's Obligations at the Initial Closing. The obligations of Issuer to Purchasers under Section 2.1 of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions by Purchasers, any of which may be waived in writing by
Issuer:

               (a) Representations and Warranties. The representations and warranties of each Purchaser contained in Article V hereof shall be true on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

               (b) Payment of Purchase Price. VoiceStream and HPCS shall have delivered the purchase price for their respective Initial Shares in accordance with Section 2.1.

               (c) Consents. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any governmental authority or any other party on the part of Purchasers required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

        SECTION 9.3 Conditions to Purchasers' Obligations at the Subsequent Closing. The obligation of Purchasers to acquire Subsequent Shares at the Subsequent Closing is subject to the fulfillment to the satisfaction of Purchasers on or before the Subsequent Closing Date of the following conditions, any of which may be waived by Purchasers in writing:

               (a) No Defaults. Issuer shall not have taken any action or omitted to take any action which action or omission shall have caused a default or breach of its covenants hereunder.

               (b) Representations and Warranties. The representations and warranties of Issuer contained in Section 4.1 hereof (other than Section 4.1(a) hereof) shall be true and correct on and as of the Subsequent Closing Date with the same effect as though such representations and warranties had been made on and as of the Subsequent Closing Date.

               (c) Performance. Issuer shall have executed and delivered certificates representing the Subsequent Shares, and shall have performed and complied with all agreements, covenants and conditions contained herein and in any other related document or which are required to be performed or complied with by Issuer on or before the Subsequent Closing Date.

               (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Subsequent Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers and their counsel, and Purchasers shall have received all such counterpart original, certified and other copies of such documents as Purchasers may reasonably request.

               (e) No Adverse Action. There shall not have been adopted or enacted any statute, rule or regulation prohibiting or imposing any material condition on the transactions contemplated by this Agreement, nor shall there have been instituted or pending any action or proceeding by or before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority, nor shall there be any determination by any government, governmental authority, regulatory or administrative agency or commission which, in either case, seeks to restrain, enjoin or impose any material condition on the transactions under this Agreement or would require Issuer or Purchasers, in the opinion of Purchasers, to take any action or do anything in connection with the foregoing that may reasonably be expected to have a material adverse effect to their respective businesses or materially impair the ownership or operation of all or a material portion of the business, assets or properties presently owned by Issuer or any of its Subsidiaries or to be acquired by Purchasers pursuant to the Reorganization Agreement.

               (f) Opinion of Company Counsel. Purchasers shall have received from Piper & Marbury L.L.P., counsel to Issuer, a legal opinion addressed to Purchasers, dated as of the Subsequent Closing Date, in the form and substance reasonably satisfactory to Purchasers.

               (g) Consents. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any governmental authority or any other party on the part of Issuer required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

               (h) Secretary's Certificate. Purchasers shall have received a Certificate of the Secretary of Issuer (i) certifying that no document has been filed relating to or affecting the Charter of Issuer after the date of the Certificate of the Secretary of State of the State of Delaware delivered pursuant to clause (iii) of this subsection, (ii) certifying the names and true signatures of each officer of Issuer who has been authorized to execute and deliver this Agreement and any other document delivered by Issuer pursuant to the Subsequent Closing, (iii) attaching thereto a copy of the Charter certified as of a recent date by the Secretary of State of Delaware, and a true and complete copy of Bylaws of Issuer, as in full force and effect at the Subsequent Closing Date and (iv) attaching copies of resolutions duly adopted by the Board of Directors (and stockholders, if applicable) authorizing the execution and delivery of this Agreement and each of the other documents delivered by Issuer pursuant to the Subsequent Closing, the issuance, delivery and sale of the Subsequent Shares and the performance of the transactions contemplated by this Agreement, and certifying that such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended as of the Subsequent Closing Date.

               (i) Additional Documents. Purchasers shall have received such certificates, documents and information as they may reasonably request in order to establish satisfaction of the conditions set forth in this Section 9.3.

        SECTION 9.4 Conditions to Issuer's Obligations at the Subsequent
        Closing.

               (a) Representations and Warranties. The representations and warranties of each Purchaser contained in Article V hereof shall be true and correct on and as of the Subsequent Closing.

               (b) Payment of Purchase Price. VoiceStream and HPCS shall have delivered the purchase price for their respective Subsequent Shares in accordance with Section 2.2.

               (c) Consents. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any governmental authority or any other party on the part of Purchasers required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

X       TERMINATION

        SECTION 10.1 Termination. This Agreement may be terminated:

                (a) by mutual written agreement of the parties hereto; or

                (b) by either Issuer or Purchasers upon consummation of the transactions contemplated by the Reorganization Agreement.

        SECTION 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that (a) the agreements set forth in Article VI (Board of Directors),
Article VII (Registration Rights), and Section 8.3 (Standstill) shall survive the termination of this Agreement and shall terminate in accordance with the terms, if any, set for in such Section or Article. No such termination shall relieve any Party of any liability or damages resulting from any breach by such party of this Agreement.

        SECTION 10.3 Fees and Expenses. All costs and expense incurred in connection with this Agreement shall be paid by the party incurring such cost or expense whether or not the transactions contemplated hereby occur.

XI      MISCELLANEOUS

        SECTION 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                             if to VoiceStream, to:

                             3650 131 Avenue SE
                             Bellevue, Washington 98006
                             Attention: Alan R. Bender, Esq.
                             Fax: (425) 586-8080

                             with a copy to:

                             Friedman Kaplan & Seiler LLP
                             875 Third Avenue
                             New York, New York  10022
                             Attention:  Barry A. Adelman, Esq.
                             Fax: (212) 355-6401
                             it to HPCS, to:

                             Hutchison Telecommunications PCS (USA) Limited c/o Offshore Incorporations Limited
                             P.O. Box 957
                             Offshore Incorporations Centre
                             Road Town, Tortola
                             British Virgin Islands
                             Telephone No.: 809-494-2233
                             Facsimile No.: 809-494-4885

                             and:

                             Hutchison Telecommunications Limited
                             22nd Floor, Hutchison
                             10 Harcourt Road
                             Hong Kong
                             Attention:  Ms. Edith Shih
                             Facsimile No.: 852-2128-1778

                             with a copy to:

                             Dewey Ballantine, LLP
                             Suite 3907
                             Asia Pacific Finance Tower
                             Citibank Plaza, 3 Garden Road
                             Central Hong Kong
                             Attention:  John A. Otoshi, Esq.
                             Facsimile No.:  852-2509-7088

                             if to Issuer, to:

                             Omnipoint Corporation
                             Three Bethesda Metro Center

                             Suite 400
                             Bethesda, MD 20814
                             Attention: (301) 951-2500
                             Fax: (301) 951-2518

                             with copies to:

                             Piper & Marbury L.L.P.
                             1200 Nineteenth Street, N.W.
                             Washington, D.C.  20036

                             Attention: Edwin M. Martin, Jr., Esq.
                             Fax: (202) 233-2085

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        SECTION 11.2 Survival of Warranties. The warranties, representations, certifications and covenants of Issuer and Purchasers contained in or made pursuant to this Agreement shall survive each of (a) the execution and delivery of this Agreement, (b) the Initial Closing, and (c) the Subsequent Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Purchasers.

        SECTION 11.3 Indemnification. Issuer agrees to indemnify each of the Purchasers and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and or legal representatives of any of them (each, an "Indemnified Party") and to hold each Indemnified
Party harmless from and against any and all direct or indirect liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of such Indemnified Party's counsel in connection with any investigative, administrative or adjudicative proceeding, whether or not either Purchaser shall be designated a party thereto), together with any and all costs and expenses associated with the investigation of the same and/or the enforcement of the provisions hereof (collectively, "Losses"), which may be incurred by such Indemnified Party relating to, based upon, resulting from or arising out of (a) the breach by Issuer of any representation, warranty, covenant or agreement of Issuer contained herein, (b) this Agreement or the transactions contemplated hereby, subject, in the case of the registration rights described in Article VII, to the provisions set forth in Section 7.8, or (c) any actual or proposed use of the proceeds of the sale of any of the Preferred Stock. Issuer shall reimburse each Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party.

        SECTION 11.4 Amendments; No Waivers.

               (a) Subject to applicable law, any provision of this Agreement may be amended or waived, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 11.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

        SECTION 11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

        SECTION 11.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

        SECTION 11.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 11.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        SECTION 11.10 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Except as specifically set forth herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

        SECTION 11.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        SECTION 11.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        SECTION 11.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        VOICESTREAM WIRELESS CORPORATION

                        By:
                            -------------------------------------------
                            Name:
                            Title:

                        HUTCHISON TELECOMMUNICATIONS PCS (USA) LIMITED

                        By:
                            -------------------------------------------
                            Name:
                            Title:

                        OMNIPOINT CORPORATION

                        By:
                            -------------------------------------------
                            Name:
                            Title:

                                       TABLE OF CONTENTS
                                       -----------------
                                                                                          PAGE
                                                                                          ----

I       DEFINITIONS..........................................................................1
               SECTION 1.1...................................................................1

II      PURCHASE AND SALE OF PREFERRED STOCK.................................................3
               SECTION 2.1      Initial Closing..............................................3
               SECTION 2.2      Subsequent Closing...........................................3
               SECTION 2.3      Use of Proceeds..............................................3
               SECTION 2.4      Terms of Preferred Stock.....................................3

III     CLOSINGS.............................................................................4
               SECTION 3.1      Time and Place of Initial Closing............................4
               SECTION 3.2      Time and Place of Subsequent Closing.........................4

IV      REPRESENTATIONS AND WARRANTIES OF ISSUER.............................................4
               SECTION 4.1      Representations and Warranties of Issuer.....................4

V       REPRESENTATIONS AND WARRANTIES OF PURCHASERS.........................................6
               SECTION 5.1      Authorization................................................6
               SECTION 5.2      Investment Representations...................................7
               SECTION 5.3      Additional HPCS Representation and Agreement.................7

VI      BOARD OF DIRECTORS...................................................................7
               SECTION 6.1      Board of Directors...........................................7

VII     REGISTRATIONS RIGHTS.................................................................8
               SECTION 7.1      Demand Registrations.........................................8
               SECTION 7.2      Piggyback Registrations......................................9
               SECTION 7.3      No Inconsistent Agreement...................................10
               SECTION 7.4      Lockup Agreement............................................10
               SECTION 7.5      Termination of Certain Rights and Obligations...............11
               SECTION 7.6      Registration Procedures.....................................11
               SECTION 7.7      Registration Expenses.......................................13
               SECTION 7.8      Indemnification.............................................14
               SECTION 7.9      Contribution................................................16
               SECTION 7.10     Participation in Underwritten Registrations.................17
               SECTION 7.11     Recapitalization of Nonvoting Stock.........................17
               SECTION 7.12     Adjustments Affecting Registrable Securities................17

VIII    ADDITIONAL RIGHTS AND COVENANTS.....................................................17

                                       TABLE OF CONTENTS
                                       -----------------
                                                                                          PAGE
                                                                                          ----

               SECTION 8.1      Cooperation and Full Access.................................17
               SECTION 8.2      Transactions, Agreements, etc...............................18
               SECTION 8.3      Standstill..................................................18

IX      CLOSING CONDITIONS..................................................................18
               SECTION 9.1      Conditions to Purchasers' Obligations at the Initial Closing18
               SECTION 9.2      Conditions to Issuer's Obligations at the Initial Closing...20
               SECTION 9.3      Conditions to Purchasers' Obligations at the Subsequent
                                Closing.....................................................20
               SECTION 9.4      Conditions to Issuer's Obligations at the Subsequent Closing22

X       TERMINATION.........................................................................22
               SECTION 10.1     Termination.................................................22
               SECTION 10.2     Effect of Termination.......................................22
               SECTION 10.3     Fees and Expenses...........................................22

XI      MISCELLANEOUS.......................................................................23
               SECTION 11.1     Notices.....................................................23
               SECTION 11.2     Survival of Warranties......................................24
               SECTION 11.3     Indemnification.............................................24
               SECTION 11.4     Amendments; No Waivers......................................24
               SECTION 11.5     Successors and Assigns......................................25
               SECTION 11.6     Governing Law...............................................25
               SECTION 11.7     Jurisdiction................................................25
               SECTION 11.8     WAIVER OF JURY TRIAL........................................25
               SECTION 11.9     Counterparts; Effectiveness.................................25
               SECTION 11.10    Entire Agreement; No Third Party Beneficiaries..............25
               SECTION 11.11    Captions....................................................26
               SECTION 11.12    Severability................................................26
               SECTION 11.13    Specific Performance........................................26


                                LIST OF EXHIBITS

Exhibit A-1       Form of Purchase Agreement between Omnipoint and the Cook Entity
Exhibit A-2       Form of Purchase Agreement between Omnipoint and the Cook Entity
Exhibit B         Form of Omnipoint Rule 145 Affiliate Agreement
Exhibit C         Form of Officer's Certificate of VoiceStream
Exhibit D         Form of Officer's Certificate of Holding Company
Exhibit E         Form of Opinion Letter of Regulatory Counsel to VoiceStream
Exhibit F-1       Form of Officer's Certificate of Omnipoint
Exhibit F-2       Form of Officer's Certificate of Omnipoint
Exhibit G         Form of Opinion Letter of Regulatory Counsel to Omnipoint
